SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549





                                 FORM 8-K
                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

   Date of Report (Date of earliest event) April 17, 2000(April 3, 2000)





                  ASSOCIATES FIRST CAPITAL CORPORATION
          (Exact name of registrant as specified in its charter)




            DELAWARE                              06-0876639
   (State or other jurisdiction                (I.R.S. Employer
     of incorporation)                       Identification Number)

                                  2-44197
                           (Commission File Number)


250 E. Carpenter Freeway, Irving, Texas                      75062-2729
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code (972) 652-4000

Item 5.  Other Events.

      On April 3, 2000, Associates First Capital Corporation (the "Registrant") completed its acquisition of Arcadia Financial Ltd. ("Arcadia"). Pursuant to the terms of the merger agreement dated as of November 12, 1999 between the Registrant and Arcadia, AFCC Newco, Inc., a wholly owned subsidiary of the Registrant, was merged with and into Arcadia, with the result that Arcadia is now a wholly owned subsidiary of the Registrant. Under the terms of the merger agreement, Arcadia shareholders will receive for each share of Arcadia common stock $4.90 in cash, plus a residual value obligation which will participate in cash flows in excess of agreed-upon amounts released from Arcadia's existing securitization transactions.


                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             ASSOCIATES FIRST CAPITAL CORPORATION




                             By: /s/ Frederic C.  Liskow
                                  -------------------
                                  Frederic C.  Liskow
                                  Assistant Secretary

Date: April 17, 2000